Exhibit 11

                                           JAMES RIVER CORPORATION of Virginia

                                            COMPUTATION OF EARNINGS PER SHARE
                               For the Quarters (13 Weeks) and Six Months (26 Weeks) Ended
                                             June 29, 1997 and June 30, 1996
                                         (in millions, except per share amounts)

                                                                       Second Quarter                     Six Months
                                                                 ----------------------------   ----------------------------
PRIMARY:                                                                  1997          1996             1996          1996
----------------------------------------------------------------------------------------------------------------------------
Net earnings applicable
 to common shares                                                        $82.7         $15.9           $122.0         $21.7
============================================================================================================================

Weighted average number of common
  shares and common share equivalents:

  Common shares outstanding                                               86.5          85.0             86.4          85.0

  Assumed conversion of convertible preferred stock                       15.3                           15.3

  Issuable upon exercise of outstanding
    stock options and pursuant to a
    deferred stock award plan                                              3.3           2.0              3.4           2.0

  Less assumed acquisition of common
    shares, using proceeds from stock
    options and the impact of a deferred
    stock award plan, under the treasury
    stock method                                                          (2.4)         (1.5)            (2.5)         (1.5)
----------------------------------------------------------------------------------------------------------------------------

                                                                         102.7          85.5            102.6          85.5
============================================================================================================================

Primary earnings per common share                                         $.81          $.18            $1.19          $.25
============================================================================================================================

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

Exhibit 11 (continued)

                                           JAMES RIVER CORPORATION of Virginia

                                            COMPUTATION OF EARNINGS PER SHARE
                               For the Quarters (13 Weeks) and Six Months (26 Weeks) Ended
                                             June 29, 1997 and June 30, 1996
                                         (in millions, except per share amounts)

                                                                    Second Quarter                    Six Months
                                                            ------------------------------- -------------------------------
FULLY DILUTED:                                                        1997            1996             1997           1996
---------------------------------------------------------------------------------------------------------------------------
Net earnings applicable
  to common shares                                                   $88.7           $15.9           $122.0          $21.7
===========================================================================================================================

Weighted average number of common
  shares and common share equivalents:

  Common shares outstanding                                           86.5            85.0             86.4           85.0

  Assumed conversion of convertible preferred stocks                  27.5                             17.9

  Issuable upon exercise of outstanding
    stock options and pursuant to a
    deferred stock award plan                                          3.8             2.1              3.9            2.1

  Less assumed acquisition of common
    shares, using proceeds from stock
    options and the impact of a deferred
    stock award plan, under the treasury
    stock method                                                      (2.6)           (1.6)            (2.6)          (1.6)
---------------------------------------------------------------------------------------------------------------------------

                                                                     115.2            85.5            105.6           85.5
===========================================================================================================================

Fully diluted earnings per common share                               $.78            $.18            $1.16           $.25
===========================================================================================================================


                                           JAMES RIVER CORPORATION of Virginia

                                            NOTES TO COMPUTATIONS OF EARNINGS
                                                        PER SHARE


     Primary earnings per common share is computed by dividing net income, after deducting dividends on outstanding preferred shares, by the weighted average number of common shares and dilutive common share equivalents outstanding during the period. Common share equivalents consist of shares issuable pursuant to stock options and a deferred stock award plan, and are calculated using an average market price for the period. Common share equivalents also include the assumed conversion of the Company's Series P 9% Cumulative Convertible Preferred Stock, if dilutive.

     Fully diluted earnings per common share is computed using the same method as for the primary computation except that (i) common share equivalents are computed using the higher of the market price at the end of the period or the average market price for the period, and (ii) the average number of common shares and dilutive common share equivalents outstanding is increased by the assumed conversion, if dilutive, of the Company's Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock, its Series L $14.00 Cumulative
Convertible  Exchangeable  Preferred  Stock,  its  Series  N  $14.00  Cumulative
Convertible Exchangeable Preferred Stock, and its Series P 9% Cumulative Convertible Preferred Stock ("Series P"). Dilutive conversions have been assumed for all of the Company's convertible preferred stocks for the second quarter and for its Series P for the six months both ended June 29, 1997. No conversions of any of the convertible preferred stocks have been assumed for the quarter or six months ended June 30, 1996, as such conversions were not dilutive.

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